SOFTWARE PURCHASE AGREEMENT

THIS AGREEMENT made effective as of the  8th day of January, 2015 (the “Effective Date”)

BETWEEN:

HAMPSHIRE CAPITAL LIMITED, a Malaysian corporation, with registration number LL09751, having the registered address at Kensington Gardens, No U1317, Lot 7616, Jalan Jumidar Buyong, 87000, Labuan F.T. Malaysia

(the “Vendor”)

OF THE FIRST PART

AND:

CORECOMM SOLUTIONS INC., a British Columbia company having an address at Suite 810, 789 West Pender Street, Vancouver, British Columbia V6C 1H2

(the “Company”)

OF THE SECOND PART

WHEREAS:

A.

The Vendor is the owner of the Software (as defined herein); and

B.

The Vendor wishes to sell to the Company, and the Company wishes to purchase from the Vendor, the Software on the terms and subject to the conditions set forth in this Agreement,

NOW THEREFORE, in consideration of the premises and mutual covenants and agreements contained in this Agreement and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

INTERPRETATION

1.1.

Definitions. In this Agreement:

(a)

“Application” shall mean a computer program or group of computer programs designed for end users;

(b)

“Closing” means the closing of the transactions contemplated in this Agreement;

(c)

“Closing Date” means the date of Closing;

(d)

“Common Shares” means the common shares of the Company, without par value;

(e)

“Company Financial Statements” means those audited and unaudited financial statements of the Company field with the SEC as part of the Company’s filings with the SEC pursuant to Section 13(a) or 15(d) of the US Exchange Act.

(f)

“Company Shares” means the 22,500,000 Common Shares of the Company to be issued to the Vendor on Closing.

(g)

“Components” includes include all art assets, i.e. any and all art elements of the Software including without limitation any and all graphics, 3D models, 3D files, textures, layout, animation files, maps, sketches, pictures, design documents, graphic files and tools specifically created for manipulating the art assets and raw video and audio files for the movie and cinematic sequences (if any) and all relevant documentation. This also includes without limitation all sound, voice, sound effects, music and tools used to arrange, compose and process all sound files delivered as both raw source files and final assets. Such Components shall be provided in the two following forms: the RAW data form, as it directly comes out of the commercially available tools used by Seller, and software data form in a form that is readable by the software during runtime;

(h)

“Disclosed Encumbrances” has the meaning set forth in Section 4.1(c) to this Agreement;

(i)

“Encumbrances” means any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, causes of action or demands of any nature whatsoever and however arising;

(j)

“Improvement” or “Improvements” means any modification or variant of the Software which, if manufactured, used, or sold, would fall within the scope of the Software;

(k)

“Intellectual Property” means all worldwide trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations (renewals and extensions), and applications related to the foregoing (collectively, “Trademarks”); inventions, patents (including the right to file new and additional patent applications based thereon) and industrial design registrations or applications (including any continuations, divisionals, continuations-in-part, renewals, reissues and applications for any of the foregoing); audio, visual, graphic, musical, textual elements, copyrights (including any registrations, renewals, extensions and other applications therefore); computer software programs or applications (in both source and object code form) (“Software Programs”); technical documentation relating to the Software Programs; “mask works” (as defined under 17 U.S.C. § 901) and any registrations and applications for “mask works”; technology, trade secrets and proprietary or other confidential information, know-how, proprietary processes, formulae, algorithms, models, technical and engineering data, computer discs and tapes, plans, diagrams and schematics and methodologies; moral rights; rights of publicity and privacy relating to the use of the names, likenesses, voices, signatures and biographical information of real persons, and any other property or rights commonly considered to be intellectual property;

(l)

“Inventions” means the Vgrab software as set forth in Schedule A of this Agreement;

(m)

“Know-how” means all know-how, knowledge, expertise, works of authorship, prototypes, technology, information, patterns, plans, designs, research, research data, trade secrets, drawings, unpatented blue prints, flow sheets, equipment or parts lists, descriptions, instructions, manuals, data, records, procedures, materials or  tools relating to the Inventions or to the design, development, manufacture, use or commercial application of the Inventions;

(n)

“MI 51-105” means Canadian Multilateral Instrument 51-105 – Issuers Quoted in the U.S. Over-The-Counter Markets;

(o)

“Object Code” means the machine-readable binary version of a computer program that is used by the computer to run the program;

(p)

“Person” means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or any agency or subdivision thereof) or any other entity of any kind;

(q)

“SEC Reports” has the meaning set forth in Section 4.2(h) of this Agreement;

(r)

“Software" means the VGrab software application, including the Source Code, Object Code, Components and Tools, as set forth in Schedule “A”;

(s)

“Source Code” mean, with respect to the Software, the computer programs relating thereto in human readable form, including programmers’ comments, data files and structures, header and include files, macros, object libraries, programming tools not commercially available, technical specifications, flowcharts and logic diagrams, schematics, annotations and documentation reasonably required or necessary to enable an independent third party programmer with a reasonable level of programming skills to create, maintain, modify or enhance the Software without the help of any other person. Data files containing Source Code must be in standard ASCII format and be readable by any commercially available text editor;

(t)

“Tools” mean all of the Vendor’s proprietary tools used for the development of the Software and their related Source and Object Code;

(u)

“Transaction Documents” means this Agreement, and all exhibits and schedules hereto and thereto and any other documents or agreements executed in connection with the transactions contemplated hereunder; and

(v)

“US Exchange Act” means the United States Securities Exchange Act of 1934, as amended; and

(w)

“US Securities Act” means the United States Securities Act of 1933, as amended.

2.

SALE, ASSIGNMENT AND TRANSFER OF SOFTWARE

2.1.

Sale and Assignment of Software. On the terms and subject to the conditions set forth in this Agreement, the Vendor hereby covenants and agrees to sell, assign, transfer and convey all of its rights, title and interests in and to the Software to the Company free and clear of any and all Encumbrances whatsoever and the Vendor further agrees to waive any moral rights that the Vendor may have with respect to the Software in favor of the Company.

2.2.

Purchase Price and Consideration for Software. In consideration for the sale, assignment, transfer and conveyance of the Software by the Vendor to the Company and the waiver by the Vendor of any moral rights they may have with respect to the Software, the Company agrees to issue 22,500,000 Common Shares of the Company to the Vendor on Closing.

2.3.

Further Assurances. At any time after Closing, and from time to time thereafter, the Vendor shall, upon the Company’s written request, and at the Company’s expense, take any and all action and execute, acknowledge and deliver to the Company any and all further instruments and assurances necessary or expedient in order to fully vest in the Company the Software and to facilitate the Company’s enjoyment, defense and enforcement thereof.  If, at any time after Closing, any entity or person directly or indirectly controlled by the Vendor (a “Vendor Affiliate”) is determined or deemed to have any right, title or interest in or to the Software, the Vendor agrees to its their best efforts to cause that Vendor Affiliate to transfer, assign, convey or release in favor of the Company any and all right, title or interest that Vendor Affiliate may have in or to the Software without payment of any additional consideration by the Company.  The Vendor hereby irrevocable designates and appoints the Company and its duly authorized officers and agents, with full power of substitution, as the Vendor’s agents and attorneys-in-fact to act for and on behalf and instead of the Vendor, to take any and all actions, including proceedings at law, in equity or otherwise, to execute, acknowledge and deliver any and all instruments and assurances necessary or expedient in order to fully vest in the Company or perfect the sale, transfer, assignment and conveyance of the Software to the Company or to protect the same or to enforce any claim or right of any kind with respect thereto.  The forgoing power is coupled with an interest and is irrevocable.

2.4.

Later Improvements. If, after the date of this Agreement, the Vendor, or any of them, develop or discover, or is a co-developer or co-discoverer of any Improvement, then such Vendor shall promptly sell, assign and transfer the Improvement and all of that Vendor’s rights to such Improvement to the Company without the payment of any additional payment or consideration.

2.5.

Delivery of Know-how and Intellectual Property. The Vendor shall communicate to the Company all Know-how and Intellectual Property in the possession of the Vendor reasonably relevant to the Software.  The Vendor will continue to communicate to the Company all such further Know-how and Intellectual Property as may later come into the possession of any of the Vendor.

2.6.

Confidential Information. All Know-how, Intellectual Property and other technical information relating to the Software in the possession of the Vendor shall be deemed to be confidential information.  The Vendor shall not disclose or authorize the disclosure of such information to any third party, except with the prior express written consent of the Company.  The Vendor shall take reasonable precautions to prevent the unauthorised disclosure to third parties of all such confidential information

3.

CLOSING AND CONDITIONS OF CLOSING

3.1.

Closing.  Subject to the satisfaction or waiver of all of the conditions precedent to Closing as set out in this Agreement, Closing of the transactions contemplated herein shall take place at such place and time on the Closing Date as may be agreed to by the parties hereto.  The Closing Date shall be such date as is agreed upon by the parties hereto, but shall be no later than December 31, 2014.  Unless otherwise agreed to by each of the parties hereto, if Closing does not occur on or before December 31, 2014, this Agreement shall automatically be terminated and of no further force and effect except with respect to the provisions of Sections 5.4 and 5.6 of this Agreement.

3.2.

Closing Deliveries of Company. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Vendor the following:

(a)

a share certificate representing the Company Shares registered in the name of the Vendor;

(b)

a certificate, duly executed by the Company and dated as of the Closing Date, in such form as may reasonably be requested by the Vendor, as to those matters set forth in Section 3.5(b); and

(c)

Sequential resignations and directors resolutions such that the total number of directors of the Company shall be fixed at two (2) directors and that the Company’s board of directors shall consist of the following persons, and the following persons shall be appointed as executive officers of the Company as follows:

Name	Position
Jack P. Skurtys	Director and President, Chief Executive Officer and Chief Financial Officer
Nelson Da Silva	Director

3.3.

Closing Deliveries of Vendor. On or prior to the Closing Date, the Vendor shall deliver or cause to be delivered to the Company the following:

(a)

a deed of assignment with respect to the sale, transfer and assignment of the Software to the Company in such form as may reasonably be requested by the Company; and

(b)

a certificate, duly executed by the Vendor and dated as of the Closing Date, in such form as may reasonably be requested by the Company, as to those matters set forth in Section 3.4(b).

3.4.

Conditions Precedent in Favor of Company. The obligations of the Company hereunder in connection with the Closing are subject to the following conditions precedent being met:

(a)

the Company shall have completed its due diligence investigations into the Vendor and the Software, and such other matters as it, in its sole discretion, deems relevant, and such investigations shall not have disclosed any matter that the Company, in its sole discretion, considers to be adverse to the completion of the transactions contemplated herein;

(b)

each of the respective representations and warranties of the Vendor contained in this Agreement or in any other certificate or document delivered by the Vendor to the Company pursuant hereto shall be substantially true and correct as of the date hereof and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, regardless of the date as of which such information was given, and the Company shall have received, on the Closing Date, a certificate in such form as may reasonably be satisfactory to the Company and signed by the Vendor to the effect that the representations and warranties referred to above are true and correct on and as of such date, provided that the acceptance of such certificates and the Closing of the transactions herein provided for shall not be a waiver of the respective representations and warranties contained in this Agreement or in any other certificate or document delivered by the Vendor to the Company pursuant hereto, which covenants, representations and warranties shall continue in full force and effect for the benefit of the Company;

(c)

all obligations, covenants and agreements of the Vendor required to be performed at or prior to the Closing Date shall have been performed;

(d)

the Vendor, or its designates, completing a private placement financing of 500,000 common shares of the Company at a price of $0.20 per share for gross proceeds of $100,000; and

(e)

at the Closing Date, there shall have been no materially adverse change in the status or condition of the Software or the rights of the Vendor with respect thereto, or with respect to their ability to transfer the Software to the Company, except as may otherwise specifically contemplated hereunder.

3.5.

Conditions Precedent in Favor of the Vendor. The respective obligations of the Vendor hereunder in connection with the Closing are subject to the following conditions being met:

(a)

each of the respective representations and warranties of the Company contained in this Agreement or in any other certificate or document delivered by the Company to the Vendor pursuant hereto shall be substantially true and correct as of the date hereof and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, regardless of the date as of which such information was given, and the Vendor shall have received, on the Closing Date, a certificate in such form as may reasonably be satisfactory to the Vendor and signed by the Company to the effect that the representations and warranties referred to above are true and correct on and as of such date, provided that the acceptance of such certificates and the Closing of the transactions herein provided for shall not be a waiver of the respective representations and warranties contained in this Agreement or in any other certificate or document delivered by the Company to the Vendor pursuant hereto, which covenants, representations and warranties shall continue in full force and effect for the benefit of the Vendor; and

(b)

all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed.

4.

WARRANTIES, REPRESENTATIONS AND COVENANTS

4.1.

Representations of Vendor. The Vendor represents, warrants and covenants to and with the Company as follows, and acknowledge that the Company is relying upon such representations, warranties covenants in entering into this Agreement and the transactions contemplated hereby:

(a)

The Vendor is a corporation duly organized, validly existing and in good standing under the laws of Malaysia and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  The Vendor is not in default of any of the provisions of its articles of incorporation, by laws or any other organizational or governing documents of the Vendor;

(b)

The Vendor has all requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents to be signed by the Vendor and to perform all of its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and each of the Transaction Documents to be signed by the Vendor and the consummation by the Vendor of the transactions contemplated hereby and thereby have been, or prior to the Closing Date, will be, duly authorized by the Vendor’s board of directors.  No other corporate or shareholder proceedings on the part of the Vendor are or will be necessary to authorize such documents or to consummate the transactions contemplated hereby or thereby.  This Agreement is, and the other Transaction Documents to be executed by the Vendor, when executed and delivered as contemplated herein or therein, will be duly and validly authorized, executed and delivered, and will be valid and binding obligations of the Vendor enforceable in accordance with their respective terms, except (1) as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors’ rights generally, (2) as may be limited by any applicable laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (3) as may be limited by public policy;

(c)

The Vendor is the sole legal and beneficial owners of the Software free and clear of all Encumbrances, with good and marketable title thereto;

(d)

The Vendor has the right, power and authority to sell, assign and transfer the Software to the Company;

(e)

No person has any right, agreement or option, or any right or privilege (whether legal, beneficial, court ordered, pre-emptive, contractual or otherwise) capable of becoming a right, agreement or option, for the purchase or acquisition, directly or indirectly, in or to the Software (or any portion thereof) or any rights to the Software (or any portion thereof);

(f)

There are no bankruptcy proceedings pending, being contemplated by or threatened against the Vendor;

(g)

The Vendor has not made, granted or entered into any assignment, encumbrance, license or other agreement affecting the Software (or any portion thereof);

(h)

The entry by the Vendor into this Agreement and each of the Transaction Documents to be executed by it, and the consummation of the transactions contemplated hereby and thereby, will not result in the violation of any term or provision of any instrument or agreement, written or oral, to which the Vendor may be a party or to which the Software may be subject, and will not, to the best of the knowledge of the Vendor, result in the violation of any applicable law or regulation to which the Vendor or the Software may be subject;

(i)

The Vendor is not aware of any violation, infringement or misappropriation of any third party's rights (or any claim thereof) by the ownership, development, manufacture, sale or use of the Software (or any portion thereof);

(j)

The use of the Software by the Vendor has never given rise to any complaint alleging infringement of any patent, trademarks or other intellectual property rights of any other person;

(k)

The Vendor was not acting within the scope of employment of any third party when conceiving, creating or otherwise performing any activity with respect to the Software (or any portion thereof);

(l)

There are no actions, suits, proceedings (whether or not purportedly on behalf of the Vendor) or investigations, pending or, to the best of the Vendor’s knowledge, threatened against or affecting any of the Vendor or the Software which might result in the impairment or loss of the Vendor’s rights, title or interests in or to the Software, or which might otherwise have a material adverse effect on the Software (including, but not limited to, any action, suit or proceeding which might prevent or otherwise impair the ability of the Vendor to sell, assign, transfer and convey the Software to the Company), at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency, court or instrumentality, domestic or foreign and the Vendor is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

(m)

The Vendor is not in material default or breach of any material contracts, agreements, written or oral, indentures or other instruments to which it is a party and which affect the Software or the ability of the Vendor to sell, assign, transfer and convey the Software to the Company, and there are no facts, which, after notice or lapse of time or both, that would constitute such a default or breach;

(n)

The execution, delivery and performance of this Agreement by the Vendor will not result in any violation of, or be in conflict with or constitute a default under (i) any judgment, decree, or order of any court, arbitrator or other governmental authority, or (ii) any statute, regulation, rule, ordinance or license of any governmental authority, including, without limitation, all foreign, federal, state and local laws applicable to the Vendor or to which the Software may be subject;

(o)

The Vendor is not in default, and has not received any notice of default, with respect to any order, writ, injunction or decree of any court or of any commission or administrative agency, which might result in the impairment or loss of any of the Vendor’s respective interests in and to the Software, or which might otherwise have a material adverse effect on the Software or impair the ability of the Vendor to sell, assign, transfer and convey the Software to the Company;

(p)

The Vendor has made full disclosure to the Company of all aspects of the Software and has made all of its books and records available to the representatives of the Company in order to assist the Company in the performance of its due diligence searches and no material facts in relation to the Software have been concealed by the Vendor; and

(q)

At the request and cost of the Company, the Vendor shall, before and after Closing, execute and deliver to the Company all documents, and will do all such other acts and things, as may be necessary or desirable to complete and ensure and perfect the sale, assignment, transfer and conveyance of the Software to the Company.

4.2.

Representations of Company. The Company represents, warrants and covenants to and with the Vendor as follows, and acknowledges that the Vendor is relying upon such representations, warranties and covenants in entering into this Agreement and the transactions contemplated hereby:

(a)

The Company is a corporation duly organized, validly existing and in good standing under the laws of the Province of British Columbia and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  The Company is not in default of any of the provisions of its articles of incorporation, by laws or any other organizational or governing documents of the Company;

(b)

The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents to be signed by the Company and to perform all of its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and each of the Transaction Documents to be signed by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been, or prior to the Closing Date, will be, duly authorized by the Company’s board of directors.  No other corporate or shareholder proceedings on the part of the Company are or will be necessary to authorize such documents or to consummate the transactions contemplated hereby or thereby.  This Agreement is, and the other Transaction Documents to be executed by the Company, when executed and delivered as contemplated herein or therein, will be duly and validly authorized, executed and delivered, and will be valid and binding obligations of the Company enforceable in accordance with their respective terms, except (1) as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors’ rights generally, (2) as may be limited by any applicable laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (3) as may be limited by public policy;

(c)

The entering into of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, will not result in the violation of any of the terms or provisions of the constating documents or bylaws of the Company or of any indenture, instrument or agreement, written or oral, to which the Company may be a party;

(d)

The entering into of this Agreement and the consummation of the transactions contemplated hereby will not, to the best of the Company’s knowledge, result in the violation of any law or regulation of the United States, Canada or the Province of British Columbia or of any local government bylaw or ordinance to which the Company or the Company's business may be subject;

(e)

The authorized capital of the Company consists of an unlimited number of Common Shares, of which 7,806,661 shares are, as of the date of this Agreement, currently issued and outstanding as fully paid and non-assessable;

(f)

No person has any agreement or option, including convertible securities, warrants, convertible obligations of any nature, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of the Company;

(g)

Except for the Financing, the Company will not, without the prior written consent of the Vendor, issue any additional shares from and after the date hereof to the Closing Date or create any options, warrants or rights for any person to subscribe for any unissued shares in the capital of the Company;

(h)

The Company’s Common Shares are registered with the SEC under Section 12(b) or 12(g) of the US Exchange Act and the Company has taken no action designed to, or which, to its knowledge, is likely to have the effect of, terminating the registration of the Company’s Common Stock under the US Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the US Securities Act and the US Exchange Act, including pursuant to Section 13(a) or 15(d) of the US Exchange Act, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the forgoing collectively being the “SEC Reports”).  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the US Securities Act and the US Exchange Act, as applicable and as in effect on the date of filing of such SEC Reports, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except to the extent amended by an amendment to such SEC Report (an “Amended SEC Report”) in which case, the forgoing representations and warranties shall be true and correct as of the date of filing of the Amended SEC Report;

(i)

The Company Financial Statements were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods covered thereby, and fairly present the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of the Company as at the date thereof.  There will not be, prior to Closing, any material increase in the liabilities of the Company has presented in the most recent Company Financial Statements;

(j)

The Company has good and marketable title to its properties and assets as set out in the most recent Company Financial Statements and such properties and assets are not subject to Encumbrances of any nature whatsoever or howsoever arising;

(k)

There are no material liabilities of the Company of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which the Company may become liable on or after the consummation of the transaction contemplated by this Agreement, other than liabilities that are reflected on the most recent Company Financial Statements or liabilities incurred in the ordinary course of business and attributable to the period since the date of the most recent Company Financial Statements, none of which has been materially adverse to the nature of the Company's business, results of operations, assets, financial condition or manner of conducting the Company's business;

(l)

Except as set forth in the Company Financial Statements, the Company is not indebted to any of its directors or officers nor are any of the Company's directors or officers indebted to the Company;

(m)

There have been no material adverse changes in the financial position or condition of the Company or damage, loss or destruction materially affecting the business or property of the Company since the date of the most recent Company Unaudited Financial Statements except has been disclosed by the Company in its Current Reports on Form 8-K filed with the SEC;

(n)

The Company has made full disclosure to the Vendor of all material aspects of the Company's business as currently conducted by it, and has made all of its books and records available to the representatives of the Vendor in order to assist the Vendor in the performance of its due diligence searches and no material facts in relation to the Company's business have been concealed by the Company;

(o)

The Company is not a party to or bound by any agreement or guarantee, warranty, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other Person;

(p)

There are no actions, suits or proceedings (whether or not purportedly on behalf of the Company), pending or threatened against or affecting the Company or affecting the Company's business, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign and the Company is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

(q)

The execution, delivery and performance of this Agreement by the Company will not result in any violation of, or be in conflict with or constitute a default under (i) any judgment, decree, or order of any court, arbitrator or other governmental authority, or (ii) any statute, regulation, rule, ordinance or license of any governmental authority, including, without limitation, all foreign, federal, state and local laws applicable to the Company;

(r)

The directors and officers of the Company are as follows:

Name	Position
Nelson Da Silva	Chief Executive Officer, Chief Financial Officer, President, Treasurer and Director
Gerald Diakow	Director

(s)

The Company’s Common Shares are quoted on the OTCQB Platform maintained by OTC Markets Group Inc., and the Company is not in breach of any regulation, by-law or policy of, or any of the terms and conditions of its quotation on the OTQB applicable to the Company or its operations;

(t)

The Company does not currently have any employees and is not party to any collective agreements with any labour unions or other association of employees;

(u)

The Company has no contracts with any officers, directors, accountants, lawyers or others which cannot be terminated with not more than one month's notice;

(v)

The Company does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations and will not, prior to Closing, acquire, or agree to acquire, any subsidiary or business without the prior written consent of the Vendor;

(w)

The business of the Company is now being, and until Closing, will be, carried on in the ordinary and normal course and the Company will not enter into any material transactions prior to Closing without the prior written consent of the Vendor;

(x)

No capital expenditures in excess of $5,000 have been made or authorized by the Company since the date of the most recent Company Financial Statements and no capital expenditures in excess of $5,000 will be made or authorized by the Company after the date hereof and up to the Closing Date without the prior written consent of the Vendor; and

(y)

The corporate charter, articles of incorporation and bylaws, and any other constating documents, of the Company in effect with the appropriate corporate authorities as at the date of this Agreement will not be materially changed prior to Closing.

5.

ADDITIONAL COVENANTS OF THE PARTIES

5.1.

Filing of Schedule 14f-1 Information Statement.  Forthwith upon execution of this Agreement, the Company will take such steps as may be necessary, including the filing of an information statement pursuant to Section 14(f) of the US Exchange Act and Rule 14f-1 thereunder, to effect the changes to the directors and officers of the Company contemplated in Section 3.2(c).

5.2.

Assistance with Securities Law Disclosures.  The Vendor agrees to provide the Company with such information regarding the Vendor and the Software as the Company may reasonably request for the purpose of preparing such reports, schedules, forms, statements or other documents required to be filed, furnished or disclosed by the Company with respect to, or in anticipation of Closing of, the transactions contemplated in the Transaction Documents under the under the provisions of the US Securities Act or the US Exchange Act, as applicable, or any applicable securities laws of any jurisdiction in Canada, and the Vendor further agrees to provide the Company with reasonable assistance in the preparation of such reports, schedules, forms, statements or other documents.

5.3.

Due Diligence. Upon the execution of this Agreement by the parties hereto, the Vendor shall make available to the Company and the Company’s authorized representatives copies of all Patents, Know-How, Intellectual Property or other agreements or documents relating to the Software or to which the Software is subject, together with such other information or documentation as the Company may reasonably request for the purpose of conducting its due diligence investigations hereunder.

5.4.

Transaction Expenses.  The Company shall reimburse the Vendor for the reasonable fees and disbursements of the Vendor’s legal counsel in connection with the transactions contemplated herein.

5.5.

No-Shop/Non-Solicitation. Until such time as this Agreement is terminated as set forth in Section 3.1 or the transactions contemplated in this Agreement are Closed, the Vendor and the Company will not directly or indirectly solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to, or otherwise consider the merits of any inquiries or proposals from any person or entity other than the Company and the Vendor relating to any transaction involving the Software.  The Vendor agrees to promptly notify the Company, and the Company agrees to promptly notify the Vendor, if any of them receives an unsolicited offer for any of such transaction or obtains any information that such an offer is reasonably likely to be made, which notice shall include the identity of the prospective offeror and proposed consideration to be paid and terms of the prospective offer, in so far as such information is known to the Vendor or the Company, as the case may be.

5.6.

Confidential Information.  Prior to Closing of the transactions contemplated herein, the Vendor and the Company may have access to material non-public information owned by the other (“Confidential Information”).  Each of the parties hereto agree to keep all such Confidential Information confidential in accordance with reasonable industry practices and shall only make such information available to its employees, agents, consultants and advisors as may be necessary to complete the transactions contemplated herein.  Each of the parties further agree not to use any Confidential Information of any other party for any purpose other than the pursuit of the transactions contemplated herein.  Notwithstanding the forgoing, the Company shall be permitted to disclose Confidential Information to prospective investors provided that the Company takes reasonable precautions to prevent the unauthorized use or disclosure of any Confidential Information by such prospective investors.  Confidential Information shall not include any information that was known by the other party prior to its disclosure or is or becomes public knowledge through no fault of the receiving party, or is rightfully received by the receiving party from a source other than a party to this Agreement.  Any Confidential Information provided by a party to this agreement to another party to this Agreement, and any derivatives thereof, whether created by the disclosing party or the recipient party, shall remain the property of the disclosing party.

6.

INDEMNITY

6.1.

The Vendor agrees to indemnify, defend and hold the Company, and each of their officers, directors, employees, agents, attorneys and consultants, harmless from and against any and all Losses (as hereinafter defined) arising out of or resulting from the breach by the Vendor of any representation, warranty, covenant or agreement of the Vendor contained in this Agreement or the schedules and exhibits hereto.  The term “Losses” shall mean all damages, costs and expenses (including reasonable attorneys’ fees) of every kind, nature or description, it being the intent of the parties that the amount of any such Loss shall be the amount necessary to restore the indemnified party to the position it would have been in (economically or otherwise), including any costs or expenses incident to such restoration, had the breach, event, occurrence or condition occasioning such Loss never occurred.

6.2.

The Company agrees to indemnify, defend and hold each of the Vendor, and its employees, agents, attorneys and consultants, harmless from and against any and all Losses arising out of or resulting from the breach by the Company of any representation, warranty, covenant or agreement of the Company contained in this Agreement or the schedules and exhibits hereto.

7.

SECURITIES PROVISIONS

7.1.

The Vendor acknowledges and agrees that the Company Shares are “restricted securities” within the meaning of the U.S. Securities Act and will be issued to the Vendor in accordance with Regulation S of the U.S. Securities Act.  Any certificates representing the Company Shares will be endorsed with the following legend in accordance with Regulation S of the U.S. Securities Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT.   SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT”.

7.2.

The Vendor agrees not to reoffer, resell, transfer or dispose the Company Shares unless such reoffer, resale, transfer or disposition is made pursuant to an effective registration under the U.S. Securities Act and any applicable state securities laws, or pursuant to an available exemption from the registration requirements of the U.S. Securities Act, and any applicable state securities laws.  The Vendor further agrees that the Company may refuse to register any resale or transfer of the Company Shares not made pursuant to an effective registration under the U.S. Securities Act and any applicable state securities law or pursuant to an available exemption from the registration requirements of the U.S. Securities Act.

7.3.

The Vendor covenants, represents and warrants to the Company as follows, and acknowledges that the Company is relying upon such covenants, representations and warranties in connection with the sale of the Company Shares to the Vendor:

(a)

An investment in the Company’s securities is highly speculative, and the Vendor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of his investment, has such knowledge and experience in financial or business matters such that he is capable of evaluating the merits and risks of the investment in the securities of the Company.

(b)

The Vendor can bear the economic risk of an investment in the securities of the Company.

(c)

The Vendor has had full opportunity to review the Company’s filings with the SEC, including the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, Current Reports on Form 8-K and additional information regarding the business and financial condition of the Company.  The Vendor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Company Shares. The Vendor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Company Shares under this Agreement and the business, properties, prospects and financial condition of the Company.  The Vendor has had full opportunity to discuss this information with the Vendor’s legal and financial advisers prior to execution of this Agreement.

(d)

The Vendor acknowledges that it has been informed that the offering of the Company Shares by the Company has not been reviewed by the SEC or any other regulatory body and that the Company Shares are being issued by the Company pursuant to an exemption from registration under the Securities Act and any applicable state securities laws.

(e)

The Vendor understands that the Company Shares will be "restricted securities" under the U.S. Securities Act and the rules and regulations promulgated thereunder as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the U.S. Securities Act only in certain limited circumstances. In this connection, the Vendor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the U.S. Securities Act and the rules and regulations promulgated thereunder.

(f)

The Vendor acknowledges that the Company is in the early stages of development of its business and may require substantial funds in the near future in order to continue as a going concern.

(g)

The Vendor is not aware of any general solicitation or advertisement of the Company Shares.

7.4.

The Vendor acknowledges and agrees that the Company is an “OTC reporting issuer” as that term is defined in MI 51-105, and that the Company Shares will be issued and sold pursuant to exemptions from the prospectus requirements of applicable Canadian securities laws.  The Vendor further acknowledges and agrees that the Company Shares may not be traded in or from a jurisdiction in Canada unless such trade is made in accordance with the provisions of MI 51-105, the Vendor will, and will cause its affiliates to, comply with such conditions in  making any trade of the Company Shares in or form a jurisdiction in Canada and the Company will refuse to register any transfer of the Company Shares made in connection with a trade of the Company Shares in or from a jurisdiction in Canada and not made in accordance with the provisions of MI 51-105.  Notwithstanding the generality of the foregoing, as of the date hereof, MI 51-105 generally provides that the Company Shares may not be traded in or form a jurisdiction in Canada unless the following conditions have been met:

(a)

A four month period has passed from the later of (i) the date that the Company distributed the Company Shares, and (ii) the date the Company Shares were distributed by a control person of the Company;

(b)

If the person trading the Company Shares is a control person of the Company, such person has held the Company Shares for at least 6 months;

(c)

The number of the Company Shares that the person proposes to trade, plus the number of common shares of the Company that such person has traded in the preceding 12 months, does not exceed 5% of the Company’s outstanding common shares;

(d)

The trade is made through an investment dealer registered in a jurisdiction in Canada;

(e)

The investment dealer executes the trade through any of the over-the-counter markets in the United States;

(f)

There has been no unusual effort made to prepare the market or create a demand for the Company Shares;

(g)

No extraordinary commission or other consideration is paid to a person for the trade;

(h)

If the person trading the Company Shares is an insider of the Company, the person reasonably believes that the Company is not in default of securities legislation; and

(i)

All certificates representing the Company Shares bear the Canadian restrictive legend set out in Section 13(1) of MI 51-105.

7.5.

As of the date hereof, the Vendor represents and warrants to the Company that it does not presently intend to trade the Company Shares in or from a jurisdiction in Canada.  If, after the date hereof, the Vendor does not trade the Company Shares in or from a jurisdiction in Canada, it will, prior to any such trade, and in addition to complying with the provisions of section 7.4 of this Agreement, re-submit all certificates representing the Company Shares to the Vendor for purposes of having the legend set out in Section 13(1) of MI 51-105 endorsed on such certificates.

8.

GENERAL PROVISIONS

8.1.

Entire Agreement.  This Agreement, together with the other Transaction Documents, including the exhibits and schedules hereto and thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

8.2.

Amendments.  Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

8.3.

Survival. All covenants, agreements, representations and warranties on the part of each of the parties, notwithstanding any investigations or enquiries made by any of the parties prior to the date hereof or the waiver of any condition by any of the parties, shall survive for a period ending on the one (1) year anniversary of the Closing Date.

8.4.

Action on Business Day.  If the date upon which any act or payment hereunder is required to be done or made falls on a day which is not a business day, then such act or payment shall be performed or made on the first business day next following.

8.5.

Severability.  If any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality or enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

8.6.

Successors and Assigns.  This Agreement shall enure to the benefit of and be binding upon all parties hereto and their respective heirs, personal representatives, successors and assigns, as the case may be.

8.7.

Governing Law.  This Agreement shall be governed by and be construed in accordance with the laws of the Province of British Columbia, Canada and the parties hereto agree to submit to the jurisdiction of the courts of the Province of British Columbia, Canada with respect to any legal proceedings arising herefrom.

8.8.

Time.  Time is of the essence of this Agreement.

8.9.

Headings.  The headings are inserted solely for convenience of reference and shall not be deemed to restrict or modify the meaning of the Articles to which they pertain.

8.10.

Counterparts.  This agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

HAMPSHIRE CAPITAL LIMITED

a Malaysian corporation by its authorized signatory:

/s/ Lim Hun Beng

Name: Lim Hun Beng

Title: Director 17 Dec 2014

CORECOMM SOLUTIONS INC.

a British Columbia company by its authorized signatory:

/s/ Nelson Da Silva

Name: Nelson Da Silva

Title: President, CEO

SCHEDULE A

DESCRIPTION OF SOFTWARE

I.

SOFTWARE SOURCE CODE

(a)

The Vgrab software packages developed for smartphones using Android and IOS operating systems.  Each software package has two modules: one for the customer, and one for merchants.

(b)

All platforms’ source codes developed by the project are owned by the Vendor in connection with the Invention.

(c)

The Vgrab software (both user and merchant versions) are available for download for Android and IOS based devices from Google Play and Apple Store respectively but only in Malaysia and Singapore.